UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2025

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 18, 2025 (the “Closing Date”), Adial Pharmaceuticals, Inc. (the “Company”) consummated a best efforts offering (the “Offering”) of (i) 5,341,200 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii)  pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 5,758,800 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series D warrants (the “Series D Warrants”) to purchase up to an aggregate of 11,100,000 shares of Common Stock (the “Series D Warrant Shares”), (iv) Series E warrants (the “Series E Warrants” and, together with the Series D Warrants, the “Common Warrants”) to purchase up to an aggregate of 8,325,000 shares of Common Stock (the “Series E Warrant Shares” and, together with the Series D Warrant Shares, the “Common Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series D Warrant and one Series E Warrant. The combined public offering price for each Share and accompanying Common Warrants was $0.3251. The combined public offering price for each Pre-Funded Warrant and accompanying Common Warrants was $0.3241.

The aggregate gross proceeds from the Offering were approximately $3.6 million, before deducting placement agent fees and other offering expenses. The Company intends to use the proceeds of the Offering primarily for working capital and other general corporate purposes.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one (1) Pre-Funded Warrant Share at an exercise price of $0.001 per share and will remain exercisable until such Pre-Funded Warrant is exercised in full.

The Common Warrants have an exercise price of $0.35 per Common Warrant Share and will be exercisable beginning on the effective date (the “Initial Exercise Date”) of stockholder approval of the issuance of the Common Warrant Shares (the “Warrant Stockholder Approval”). The Series D Warrants will expire on the 5-year anniversary of the Initial Exercise Date and the Series E Warrants will expire on the 18-month anniversary of the Initial Exercise Date.

The Shares, Pre-Funded Warrants and accompanying Common Warrants were issued separately.

The respective exercise prices of the Common Warrants and the Pre-Funded Warrants and number of Pre-Funded Warrant Shares and Common Warrant Shares will be adjusted in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and the Common Warrants, the holders of the Pre-Funded Warrants and the Common Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants or the Common Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, a holder of Common Warrants will have the right to require us to repurchase its Common Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant, that is being offered and paid to the holders of common stock in connection with the fundamental transaction.

The Pre-Funded Warrants and the Common Warrants may be exercised on a cashless basis if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Pre-Funded Warrant Shares or Common Warrant Shares, as applicable, to the holder.

A holder of Common Warrants or Pre-Funded Warrants (together with its affiliates) may not exercise any portion of such Common Warrants or Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Common Warrants, the Common Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-287826), filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, that became effective on June 16, 2025.

The foregoing does not purport to be a complete description of the Series D Warrants, the Series E Warrants or the Pre-Funded Warrants, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1, 4.2, and 4.3 respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on June 17, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed that neither it nor any of its subsidiaries will effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days, nor directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, for a period of sixty (60) days after the Closing Date of the Offering, provided that the foregoing shall not apply, following the thirty-first (31st) day anniversary of the Closing Date, to the entry into and/or issuance of shares of Common Stock (i) in an “at-the-market” facility with the Placement Agent (as defined below) or (ii) pursuant to the Equity Purchase Agreement, dated December 13, 2024, by and between the Company and Alumni Capital LP. The Purchase Agreement also provides that the Company will hold an annual or special meeting of stockholders on or prior to the date that is one hundred twenty (120) days following the Closing Date for the purpose of obtaining the Warrant Stockholder Approval, and that, if the Company does not obtain the Warrant Stockholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek the Warrant Stockholder Approval until the earlier of the date on which the Warrant Stockholder Approval is obtained or the Common Warrants are no longer outstanding.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

On June 16, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Offering, provided that the Placement Agent credit the Company 3.5% of the gross proceeds raised from investors appearing on a tail fee list with a separate broker-dealer. In addition, the Company paid the Placement Agent a management fee equal to 1.0% of the gross proceeds raised in the Offering. Further, the Company agreed to reimburse the Placement Agent up to an aggregate of $75,000 for out-of-pocket accountable legal expenses and other non-accountable expenses.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company (for a period of thirty (30) days from the Closing Date) and each such person (for a period of thirty (30) days from the Closing Date) may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent. The Placement Agency Agreement also provides that neither the Company nor any of its subsidiaries will effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days, nor directly or indirectly offer to sell, sell, grant any option to sell or otherwise dispose of shares of Common Stock or any securities convertible into, exercisable or exchangeable for its shares of Common Stock in any “at-the-market,” continuous equity, equity lines, or variable rate transaction, for a period of sixty (60) days after the Closing Date of the Offering, provided that the foregoing shall not apply, following the thirty-first (31st) day anniversary of the Closing Date, to the entry into and/or issuance of shares of Common Stock (i) in an “at-the-market” facility with the Placement Agent (as defined below) or (ii) pursuant to the Equity Purchase Agreement, dated December 13, 2024, by and between the Company and Alumni Capital LP.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Amendments to Series B-1 Warrants and Series C-1 Warrants

On June 17, 2025, the Company entered into an amendment agreement (the “Warrant Amendment”) with the holder of certain existing warrants to purchase Common Stock (the “Holder”), consisting of (i) Series B-1 warrants to purchase up to 2,482,270 shares of Common Stock (the “Series B-1 Warrants”) and (ii) Series C-1 warrants to purchase up to 4,025,000 shares of Common Stock (the “Series C-1 Warrants” and, together with the Series B-1 Warrants, the “Prior Warrants”). Pursuant to the Warrant Amendment, the Company agreed (i) to amend the Prior Warrants to reduce the exercise price of the Prior Warrants to $0.35 per share, (ii) to amend the Prior Warrants to modify the termination date thereof to (x) June 17, 2030 for the Series B-1 Warrants and (y) December 17, 2026 for the Series C-1 Warrants, and (iii) to amend that certain warrant inducement agreement (the “Inducement Agreement”), dated May 2, 2025, by and between the Company and the Holder, to provide that the Company would hold a special meeting of stockholders at the earliest practicable date, but in no event later than one hundred twenty (120) days after the Closing Date, for the purpose of obtaining Stockholder Approval (as defined in the Inducement Agreement).

The foregoing does not purport to be a complete description of the Warrant Amendment and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 8.01. Other Events

The Company issued a press release announcing the pricing of the Offering on June 17, 2025. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

As of the date of this Form 8-K, after the closing of the Offering and assuming no exercise of the Pre-Funded Warrants, Series D Warrants or Series E Warrants, there are 15,775,895 shares of Common Stock outstanding.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated as of June 16, 2025, by and between Adial Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners, as placement agent.
4.1	Form of Series D Warrant
4.2	Form of Series E Warrant
4.3	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement, dated June 17, 2025
10.2	Form of Amendment No. 1 to Series B-1 Common Stock Purchase Warrant and Series C-1 Common Stock Purchase Warrant, dated June 17, 2025
99.1	Press Release dated June 17, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2025	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer